UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
------------------------


FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE
SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):
May 29, 2003
----------------


CRANE CO.
-------------------------
(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)


1-1657	             13-1952290
-------                ----------
(Commission File Number) (I.R.S. Employer Identification No.)



100 First Stamford Place, Stamford, CT 06902
---------------------------------
(Address of principal executive offices)(Zip Code)


Registrant's telephone number, including area code:
(203)363-7300

                           N/A
----------------------------------------------------------

(Former name or former address, if changed since last report)















ITEM  2.          ACQUISITION OR DISPOSITION OF ASSETS

	On May 29, 2003, Crane Co. (the "Company") completed its acquisition of Signal Technology Corporation ("Signal"). Pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated April 16, 2003, by and among the Company, STC Merger Co. ("STC"), an indirect wholly-owned subsidiary of the Company, and Signal, STC conducted an all cash tender offer to acquire all of the outstanding shares of common stock of Signal, at a price of $13.25 per share. In the tender offer, which expired at midnight, New York City time, on May 22, 2003, approximately 94% of the outstanding shares of Signal common stock were validly tendered and accepted for payment and paid for by STC. The tender offer was followed by the short-form merger, on May 29, 2003, of STC with and into Signal. In the merger, each share of Signal common stock held by a stockholder that did not tender its shares in the tender offer (other than any shares in respect of which appraisal rights may be properly demanded in accordance with the Delaware General Corporation
Law) was automatically converted into the right to receive a cash payment of $13.25. As a result of the merger, Signal has become an indirect wholly-owned subsidiary of the Company.

	The total consideration for the merger acquisition of Signal, including consideration paid (or set aside for payment) in respect of the tender offer, the merger and the cash-out of in-the-money options to acquire Signal common stock, is approximately $154 million in cash, which was provided by The Bank of New York and other institutions pursuant to the Company's existing credit facility.

	Signal designed, manufactured and marketed power management products and sophisticated electronic radio frequency components and subsystems and provided the program management and systems integration for wireless networks of sensors. The Company presently intends to use the equipment and other physical property of Signal acquired by it generally for the same purposes as Signal used them.

	For certain information concerning material relationships between and among certain stockholders of Signal, Signal and the Company, see "Purposes of the Offer; the Merger Agreement; the Tender and Voting Agreements; the Indemnification Agreements; Dissenters' Rights; Plans for Signal; the Rights" of the Offer to Purchase, dated April 25, 2003 of STC Merger Co., which is Exhibit (a)(i) to the Schedule TO filed with the Securities and Exchange Commission by the Company on April 25, 2003, which information is incorporated herein by reference.

	On May 30, 2003, the Company issued a press release announcing the completion of the acquisition of Signal, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.



ITEM  7.          FINANCIAL  STATEMENTS  AND  EXHIBITS


(c)  Exhibits:

	2.1	Agreement and Plan of Merger, dated April 16,
2003, by and among Crane Co., STC Merger Co. and
Signal Technology Corporation.(1)

99.1	Press Release of Crane Co., dated May 30, 2003.
(Filed herewith).

(1) Incorporated by reference to Exhibit (d)(i) to the Schedule TO filed with the Securities and Exchange Commission by the Company on April 25, 2003.








                     SIGNATURES
                    ------------

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  Crane Co.



                            /s/ George S. Scimone
                            Vice President and
                            Chief Financial Officer



Date:     June 6, 2003









                  EXHIBIT INDEX

Exhibit Numbers:
--------------
2.1	Agreement and Plan of Merger, dated April 16, 2003, by
and among Crane Co., STC Merger Co. and Signal
Technology Corporation. (1)

99.1	Press Release of Crane Co., dated May 30, 2003.


(1) Incorporated by reference to Exhibit (d)(i) to the Schedule TO filed with the Securities and Exchange Commission by the Company on April 25, 2003.


Exhibit 99.1

Crane Co.    NEWS
Contact:
Pamela Styles
Director, Investor
Relations and
Strategic Planning
203-363-7352
www.craneco.com

CRANE CO. COMPLETES SIGNAL TECHNOLOGY ACQUISITION

      STAMFORD, CONNECTICUT-May 30, 2003 - Crane Co.
(NYSE:CR) today announced that it had completed its acquisition of Signal Technology Corporation (NASDAQ:STCO).
      Under the terms of the merger agreement among Crane Co., STC Merger Co. and Signal Technology Corporation, STC Merger Co., an indirect wholly owned subsidiary of Crane Co. commenced an all-cash tender offer to acquire all of the outstanding shares of Signal common stock at a price of $13.25 per share. In the tender offer, which expired at midnight, New York City time, on May 22, 2003, approximately 94% of the outstanding shares of Signal common stock were tendered and accepted for payment by STC Merger Co. The tender offer was followed by the merger on May 29, 2003 of STC Merger Co. with and into Signal Technology Corporation.
As a result of the merger, Signal Technology Corporation has become an indirect wholly owned subsidiary of Crane Co.
      All stockholders of STCO who did not tender their shares in the tender offer will shortly receive instructions for surrendering their certificates in exchange for the merger consideration of $13.25 per share in cash.
      Crane Co. is a diversified manufacturer of engineered industrial products. Crane Co. is traded on the New York Stock Exchange (NYSE:CR). Crane Aerospace and Electronics includes the Aerospace and Electronics Groups, comprised of Hydro-Aire, Eldec, Lear Romec, Resistoflex, Interpoint, General Technology Corporation and now, Signal Technology Corporation. For more information about Crane Co. and its Aerospace and Electronics businesses visit the company web sites www.craneco.com and www.craneaerospace.com.


This press release may contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking statements. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission.